UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 23, 2015

Platform Specialty Products Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36272	37-1744899
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1450 Centrepark Boulevard Suite 210 West Palm Beach, Florida		33401
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (561) 207-9600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 23, 2015, Platform Specialty Products Corporation (“Platform”) entered into an underwriting agreement (the “Underwriting Agreement”) with Credit Suisse Securities (USA) LLC and Barclays Capital Inc., as representatives of the several underwriters named in Schedule I thereto (collectively, the “Underwriters”) relating to the underwritten public offering (the “Offering”) of 18,226,414 shares of Platform’s common stock, $0.01 par value per share (the “Shares”), at a public offering price of $26.50 per share. This number of Shares includes 2,377,358 shares sold to the Underwriters upon exercise in full of their option to purchase additional shares. The Offering is registered with the Securities and Exchange Commission pursuant to a Registration Statement on Form S-3, as amended (File Nos. 333-205010 and 333-205181), initially filed by Platform on June 17, 2015.

The Offering closed on June 29, 2015 and resulted in gross proceeds to Platform of approximately $483 million, before deducting underwriting discounts and commissions and offering expenses payable by Platform.

The Underwriting Agreement contains customary representations, warranties and agreements of Platform, and customary conditions to closing, obligations of the parties and termination provisions. Platform has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. In addition, pursuant to the Underwriting Agreement, Platform agreed, subject to certain exceptions, not to sell, offer, pledge or otherwise dispose of any shares of Platform common stock or securities convertible into Platform’s shares of common stock for a period of 60 days from the closing of the Offering.

The foregoing summary of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement. A copy of the Underwriting Agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events.

On June 24, 2015, Platform issued a press release announcing the pricing of the Offering, a copy of which is filed herewith as Exhibit 99.1, and is incorporated herein by reference.

On June 29, 2015, Platform issued a press release announcing the exercise in full of the Underwriter’s option to purchase additional shares and the closing of the Offering, a copy of which is filed herewith as Exhibit 99.2, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit Title

1.1	Underwriting Agreement, dated June 23, 2015, by and among Platform and the Underwriters.

99.1	Press release issued on June 24, 2015 announcing the pricing of the Offering.

99.2	Press release issued on June 29, 2015 announcing the exercise in full of the Underwriter’s option to purchase additional shares and the closing of the Offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLATFORM SPECIALTY PRODUCTS CORPORATION

June 29, 2015	By:	/s/ Frank J. Monteiro
	Name:	Frank J. Monteiro
	Title:	Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Exhibit Title

1.1	Underwriting Agreement, dated June 23, 2015, by and among Platform and the Underwriters.

99.1	Press release issued on June 24, 2015 announcing the pricing of the Offering.

99.2	Press release issued on June 29, 2015 announcing the exercise in full of the Underwriter’s option to purchase additional shares and the closing of the Offering.